Carl C. Icahn
767 Fifth Avenue
Suite 4700
New York, New York 10153

As of February 1, 2007

Vincent J. Intrieri
1365 York Avenue
Apartment 28A
New York, NY 10128

Dear Vince:

1. You (the "Employee") are a party to an agreement dated as of December 31, 2004 between Icahn Management LP (the "Management Company"), Icahn Onshore LP, Icahn Offshore LP (the "Offshore GP"), Icahn Associates Corp. ("IAC"), High River Limited Partnership ("High River") and others (the "Existing Agreement" and together with this letter, constituting a single agreement referred to herein as the "Amended Agreement"). Unless otherwise defined herein, capitalized terms used herein will have the meanings attributed to them in the Existing Agreement.

2. As you know, a new fund to be known as Icahn Partners Master Fund II L.P., a Cayman Islands exempted limited partnership ("Master Fund II") has been formed. It will initially receive investments from a newly formed feeder fund known as Icahn Fund II Ltd. ("Feeder Fund II") as well as from Koala Holding limited partnership (which is owned by Carl Icahn) ("Koala") and Icahn Partners Master Fund II Feeder LP, a Delaware limited partnership (the "Employee Feeder"). The Management Company will enter into a management agreement with Feeder Fund II ("Offshore Management Agreement II"). The Offshore GP will serve as the general partner of Master Fund II. In addition, a new feeder fund to be known as Icahn Cayman Partners LP, a Cayman Islands exempted limited partnership ("Feeder Fund III") is being formed which will invest in the Master Fund. The Management Company will enter into a management agreement with Feeder Fund III ("Offshore Management Agreement III").

3. This letter will confirm our agreement and understanding that the management fees earned by the Management Company under the Offshore Management Agreement II and the Offshore Management Agreement III and the incentive allocations made to the Offshore GP as the general partner of Master Fund II, will be treated under the Amended Agreement in the same manner (subject to the participation percentages, payment terms, deferrals, netting of expenses, vesting and other provisions of the Amended Agreement) as Management Fees earned under the Management Agreement and Incentive Allocations allocated under the partnership agreement for each of the Domestic Fund and the Offshore Fund, are treated under the Existing Agreement.

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4. With respect to Offshore Management Agreement II and Master Fund II, as is the case with the existing Management Agreement and Funds: (i) no management fees or incentive allocations will be earned or allocated with respect to investments made by Mr. Icahn and his affiliates (such as Koala); and (ii) Mr. Icahn and his affiliates will have the power to waive the application of management fees and incentive allocations to any investments for any person (such as the Employee Feeder) and no management fees will be earned or incentive allocations allocated with respect to such investments. Therefore the amounts payable to the Employee under the Amended Agreements do not take into account any investments made by Mr. Icahn or his affiliates, or any other investments to which management fees or incentive allocations do not apply.

5. Notwithstanding the foregoing or Section 10 of the Existing Agreement, the Employee will not have the option of deferring any portion of his Management Fee Participation, as described in Section 9(i) of the Existing Agreement, which is attributable to Feeder Fund II or Feeder Fund III with respect to the first fiscal year of each of Feeder Fund II and Feeder Fund III ending December 31, 2007. Instead, 100% of the Employee's Management Fee Participation attributable to each of Feeder Fund II and Feeder Fund III with respect to the first fiscal year of each of Feeder Fund II and Feeder Fund III ending December 31, 2007 will be automatically deferred on a mandatory basis to January 30, 2010, subject to earlier payment upon a Terminating Event, as set forth in Section 12 of the Existing Agreement. Deferral of the Employee's Management Fee Participation attributable to each of Feeder Fund II and Feeder Fund III with respect to fiscal years of each of Feeder Fund II and Feeder Fund III beginning on or after January 1, 2008 shall be in accordance with Section 10 of the Existing Agreement. So long as the Offshore Management Agreement II is in effect, the Management Company may, to the extent that it deems such to be possible, defer an amount equal to the amount of the Employee's Management Fee Participation attributable to each of Feeder Fund II and Feeder Fund III deferred hereunder under the Deferred Management Fee Agreement dated as of February 1, 2007 between the Management Company and Feeder Fund II (the "Deferred Fee Agreement II") in accordance with the election of the Employee and this Amended Agreement. Management Company will direct Feeder Fund II to invest such deferred amount in Master Fund II to the extent that Feeder Fund II is able to do so, and, if Feeder Fund II is not able to do so, to invest such amounts in U.S. Treasury obligations. Notwithstanding Sections 10 or 12 (reference being made in particular to Section 12(i)) of the Existing Agreement to the contrary, the then current value of the Employee's deferred Management Fee Participation attributable to Feeder Fund II and Feeder Fund III shall be calculated in accordance with the methodology set forth in the Deferred Fee Agreement II.

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Please execute this letter in the space provided below, whereupon it will evidence our mutual agreement with respect to the matters set forth herein.

AGREED AND ACCEPTED:

Name: Vincent J. Intrieri

Very truly yours,
Icahn Management LP
Icahn Onshore LP
Icahn Offshore LP
and
Icahn Related Entities

By: ________________
Name: Carl C. Icahn

[Amendment to include under employment agreement of Vincent J. Intrieri management fees and incentive allocations from new funds established as of February 1, 2007 and March 1, 2007 (subject to the participation percentages, payment terms, netting of expenses, deferrals, vesting and other terms of the employment agreement)].